Exhibit 10.8

AMENDMENT

This Amendment (this “Amendment”), dated as of June 23, 2005, is entered into by and between TIME AMERICA, INC., a Nevada corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of that certain Secured Convertible Term Note, dated March 22, 2004 (as amended, modified or supplemented from time to time, the ”Term Note”) issued by the Company to Laurus. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note as set forth herein;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Section 3.4C of the Term Note is hereby amended by deleting the text “at any time 35 days after the Closing Date” appearing therein and inserting the text “on any date (x) on or after 35 days after the Closing Date and prior to June 23, 2005 or (y) on or after June 23, 2006” in lieu thereof.

2.                                       Section 4.9 of the Term Note is hereby deleted in its entirety and the following new Section 4.9 is hereby inserted in lieu thereof:

“4.9 Default under Related Agreements, etc..  An Event of Default, under and as defined in any of (i) the Related Agreements, (ii) that certain Security Agreement, dated June 23, 2005, by and among the Borrower, certain subsidiaries of the Borrower and the Holder (as amended, modified or supplemented from time to time, the “2005 Security Agreement”), or (iii) any Ancillary Agreement referred to in the 2005 Security Agreement, as each are amended, modified or supplemented from time to time, shall have occurred and be continuing.”

3.                                       Each amendment set forth herein shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus.

4.                                       Except as specifically set forth in this Amendment, there are no other amendments to the Term Note, and all of the other forms, terms and provisions of the Term Note remain in full force and effect.

5.                                       The Company hereby represents and warrants to Laurus that as of the date hereof all representations and warranties made by Company in connection with the Term Note and the Purchase Agreement, as amended, referred to in the Term Note are true, correct and complete, and all of Company’s and its Subsidiaries’ covenant requirements have been met or otherwise waived in writing by Laurus.

6.                                       This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Term Note to be signed in its name effective as of this 23rd day of June, 2005.

TIME AMERICA, INC., a Nevada Corporation

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

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